Exhibit 10.2

Execution Copy

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of May 11, 2009, by and among Sovereign Precious Metals, LLC, a Pennsylvania limited liability company (the “Bank”), EMS Engineered Materials Solutions, LLC, a Delaware limited liability company (the “Buyer”), and Sensata Technologies, Inc., a Delaware corporation (“STI”).

RECITALS

A. The Bank and the Buyer are parties to (a) that certain Consignment Agreement dated as of February 21, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Consignment Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) and (b) that certain Security Agreement dated as of February 21, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

B. The Buyer has requested that during the L/C Period (as hereinafter defined), STI agrees to arrange for the issuance of a letter of credit from a letter of credit issuer reasonably acceptable to the Bank (the “Letter of Credit”) to provide security for the Delivery of Precious Metal for the production of product for STI and its affiliates, among others.

C. Subject to the terms and conditions set forth herein, STI agrees to arrange for the issuance of the Letter of Credit to provide security for the Delivery of Precious Metal for the production of product for STI and its affiliates, among others.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Terms and Provisions.

(a) Effective as of the L/C Effective Date (as defined below), the Bank agrees that until the expiration or termination of the L/C Period (as defined below), it will, upon the Bank’s drawing under the Letter of Credit (so long as the Bank has been paid in full with respect to all of the Buyer’s Obligations (other than contingent indemnification obligations for which no claim has been asserted) to the Bank under the Consignment Agreement), at the request of STI, assign to STI all of its rights in and to any Collateral, all of its rights with respect to the Collateral under the Consignment Agreement and all of its rights under the Security Agreement; provided, however, the Bank hereby agrees that it shall only draw upon the Letter of Credit upon the earlier to occur of: (i) the continuance of an Event of Default under the Consignment Agreement and (ii) May 31, 2009. As used herein (A) the term “L/C Effective Date” shall mean the date on which the Letter of Credit is issued for the account of STI naming the Bank as beneficiary and (B) the term “L/C Period” shall mean the period beginning on the L/C Effective Date and ending on the earlier to occur of: (i) the date on which STI delivers to the parties hereto a notice terminating the L/C Period or (ii) the expiry date of the Letter of Credit.

(b) Each of the Bank and the Buyer agrees that it will, at the Buyer’s expense, execute, deliver, file and record (in such manner and form as STI may require), or permit STI to file and record any financing statements, specific assignment or other paper that may be necessary or desirable, or that STI may reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable STI to exercise and enforce its rights hereunder, under the Consignment Agreement and under the Security Agreement with respect to any of the Collateral.

(c) Each of the Buyer and the Bank agrees that each such person shall, at the Buyer’s expense, take such further action and execute and deliver to STI such additional documents and instruments (in recordable form, if requested) as STI may request to effectuate the terms of this Agreement.

(d) The Buyer hereby consents to the provisions of this Agreement and the arrangements provided for herein.

(e) STI hereby agrees and acknowledges that, upon the effectiveness of the assignment described in Section 1(a) above, STI, as assignee of Bank, shall be bound by the terms of (i) that certain Intercreditor Agreement, dated as of February 21, 2008, by and among, Bank of America, N.A., a national association, Bank, Buyer and the Guarantors named therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Intercreditor Agreement, dated as of February 21, 2008, by and among Contrarian Financial Service Company, LLC, a Delaware limited liability company, Bank, Buyer and the Guarantors named therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

2. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all previous communications, either oral or written, between the parties with respect to the subject matter hereof.

(b) Other than to a successor in interest of all or substantially all of the business of such party, this Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto.

(c) In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

(d) The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(e) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic (including “PDF”) transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

SOVEREIGN PRECIOUS METALS, LLC

By:	/s/ Michael E. Smith
Name:	Michael E. Smith
Title:	Sr. Vice President

EMS ENGINEERED MATERIALS SOLUTIONS, LLC

By:	/s/ S.A. de Kock
Name:	S.A. de Kock
Title:	CEO

SENSATA TECHNOLOGIES, INC.

By:	/s/ Jeffrey Cote
Name:	Jeffrey Cote
Title:	Chief Financial Officer and Treasurer

[Signature Page to Assignment Agreement]

Acknowledged as of this 11th day of May, 2009:

BANK OF AMERICA, N.A.,
as agent for the first lien lenders

By:	/s/ Sandra H. Bennett
Name:	Sandra H. Bennett
Title:	Senior Vice President

CONTRARIAN FINANCIAL SERVICE COMPANY, LLC, as agent for the second lien lenders

By:	Contrarian Capital Management, L.L.C.
Its:	Manager

	By:	/s/ Jon Bauer
	Name:	Jon R. Bauer
	Title:	Managing Member

[Signature Page to Assignment Agreement]

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